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                                                                   Exhibit 10.47

                         EXECUTIVE SERVICES AGREEMENT
                         ----------------------------


       THIS EXECUTIVE SERVICES AGREEMENT is made this 22nd day of November, 2000 by and between THE DERBY CYCLE CORPORATION, a corporation organized and existing under the laws of the state of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801 (the "Company") and WAMROX MANAGEMENT LIMITED, a private limited company organized and existing under the laws of Guernsey, with its registered office at Vue du Lac, Becquet Road, St. Peter Port, Guernsey, GY1 2TH, Channel Islands ("WAMROX").

       WHEREAS, the Company requires the services of a senior executive with international experience in the bicycle industry and in strategic business planning and operations; and

       WHEREAS, WAMROX employs or has agreements for the services of certain executives with experience relevant to the Company's business, including Mr. Alan J. Finden-Crofts (the "Executive"), and has agreed to provide certain services and personnel to the Company for the purpose of improving the profitability of the Company's business, all on the terms and conditions set forth in this Agreement;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants set out in this Agreement, the parties hereto agree as follows:


1.     SERVICES OF EXECUTIVE
       ---------------------

       (a) The Company hereby agrees to engage WAMROX during the Engagement Period, as defined in paragraph 3 below, to perform the duties specified in Appendix A attached to this Agreement and made a part hereof, and WAMROX hereby agrees to accept such engagement by the Company, all on and subject to the terms and conditions contained in this Agreement.

       (b) During the Engagement Period, WAMROX will provide to the Company on a regular and continuing basis the part-time services of the Executive to serve as Executive Chairman of the Company and to carry out the duties specified
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in Appendix A attached to this Agreement and made a part hereof. The Executive shall be accountable to the Board of Directors of the Company and shall report directly to Mr. Frederic V. Malek, a member of the Board of Directors nominated by DC Cycle, L.L.C., a shareholder of the Company (Mr. Malek or his replacement is referred to hereinafter as the "Thayer Representative"). The Company shall ensure that the Executive has day-to-day contact with and assistance from Mr. Robert E. Michalik, another member of the Board of Directors of the Company nominated by DC Cycle, L.L.C.

       (c) This Agreement shall only become binding on the Company and WAMROX if approved within seven (7) days from the date hereof by the unanimous consent of the Board of Directors of the Company and by each of DC Cycle, L.L.C., Perseus Cycle, L.L.C., Derby Finance S.a r.l and Quantum Industrial Partners LDC.


2.     HOURS AND PLACES OF ENGAGEMENT
       ------------------------------

       The services to be provided by WAMROX and the Executive will be rendered primarily in the countries of continental Europe, South Africa and the United States of America. The Executive may be required to travel on the Company's business to such places as the Board of Directors of the Company shall designate from time to time. The Company shall have the right to require the Executive to render services for up to seven (7) hours during any business day during the Engagement Period. WAMROX confirms that its agreements with the Executive provide that it may require the Executive, subject to the provisions of this paragraph 2 of this Agreement, to devote such time and attention to the performance of his duties under this Agreement as shall reasonably be required by the Company. WAMROX and the Executive may engage in other business activities which do not conflict with their respective duties under this Agreement.


3.     ENGAGEMENT PERIOD
       -----------------

       (a) The term of the engagement of WAMROX under this Agreement (the "Engagement Period") shall begin on January 2, 2001 and shall continue for a continuous period of twenty-six (26) weeks thereafter unless terminated by a notice from the Company which is duly authorized by the Thayer
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Representative; the date of termination provided for in such notice shall be not less than two (2) weeks after the date of receipt of such notice by WAMROX; provided, however, that the Engagement Period may also be terminated as follows:

       (i) in the event the Executive dies or WAMROX is no longer able to provide the services of the Executive to the Company during the Engagement Period, the Engagement Period shall terminate on the date of death or the date such services are no longer available, respectively;

       (ii) in the event the Executive, by reason of physical or mental disability (excluding infrequent and temporary absences due to ordinary transitory illnesses), shall be unable for more than forty-five (45) days in the aggregate during the Engagement Period to perform the services to be provided by WAMROX under this Agreement, the Engagement Period shall terminate at the end of the month following the month in which the Company shall have given notice to WAMROX of its intention to terminate the Engagement Period because of such disability; or

       (iii) in the event DC Cycle, L.L.C., its parent company and its affiliates no longer hold a majority of the voting capital stock of the Company, the Engagement Period may be terminated by notice from WAMROX to the Company which is received by the Company not less than three (3) days before the date of termination.


4.     REMUNERATION OF WAMROX
       ----------------------

       The full and complete remuneration of WAMROX for its services under this Agreement shall be as set forth in Appendix B attached to this Agreement and made a part hereof. As provided for in paragraph 8 of this Agreement, WAMROX shall remain solely responsible for all remuneration and benefits of the Executive for the services provided under this Agreement, unless otherwise agreed in writing by WAMROX and the Company.
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5.     EXPENSES
       --------

       WAMROX and the Executive are authorized to incur reasonable expenses and make reasonable disbursements in connection with the provision of services to the Company under this Agreement, including expenses for telephone, telefax, travel, subsistence and entertainment by or for the Executive. WAMROX or the Executive shall submit all claims for reimbursement of such expenses directly to the Company or the subsidiary of the Company for which such expenses were incurred, and the Company shall ensure that such expenses are reimbursed to WAMROX or the Executive at the end of each month during which an itemized account of such expenses is submitted, together with such vouchers or receipts for individual expense items as the Company may reasonably require. For the avoidance of doubt, the following terms shall apply:

       (a) automobile mileage charges for travel by the Executive shall be reimbursed at the rate per mile published by the United Kingdom Automobile Association; and

       (b) day-time air travel by the Executive shall be in business class and night-time air travel shall be in first class.


6.     PAYMENT OF FEES AND EXPENSES
       ----------------------------

       The fees payable in accordance with paragraph 4 of this Agreement shall be paid on the last day of each calendar month (or the next succeeding business day, if the last day of any month is not a business day in the United Kingdom). Such fees shall be paid in pounds sterling, unless otherwise agreed by the Company and WAMROX.


7.     WITHHOLDING TAXES
       -----------------

       The Company shall take all steps reasonably requested by WAMROX to make payment of all amounts due to WAMROX under this Agreement without any withholding for taxes in the United States of America, the United Kingdom, the States of Guernsey or elsewhere. In the event that the Company is advised that it may be required, under the laws of any country, to withhold any taxes on amounts
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payable to WAMROX under this Agreement, legal counsel for the Company shall consult with legal counsel for WAMROX with respect to the steps which should be taken legally to minimize or avoid such withholding. If, after such consultation, it is reasonably determined by the Company that such taxes are required to be withheld by the Company, the Company shall withhold and pay over such taxes to the appropriate authority, and the Company shall cooperate with WAMROX in any manner reasonably requested by WAMROX to obtain a credit or deduction, in the United States of America, the United Kingdom, Guernsey or elsewhere, for such taxes paid.

8.     STATUS AND REMUNERATION OF THE EXECUTIVE
       ----------------------------------------

       Notwithstanding the fact that part-time services of the Executive may be made available to the Company pursuant to this Agreement, the Executive and any other employees of, or consultants to, WAMROX shall remain solely in the employment, and under the supervision and control, of WAMROX, and WAMROX shall have and retain the right to direct the Executive and any other employees of WAMROX in all matters relating to the performance of their services. WAMROX shall indemnify the Company and hold it harmless against any claims for salary, bonus, pension rights, benefits or other amounts due to the Executive with respect to his employment and against any claim for income or other taxes, social security payments, National Insurance or pension contributions or other employment costs which may be due with respect to the employment or services of the Executive or other employees of WAMROX, other than the expenses provided for in paragraph 5 above.


9.     REPORTS AND WRITTEN MATERIALS
       -----------------------------

       WAMROX shall, and shall ensure that the Executive shall, promptly communicate and disclose to the Company all information, data and materials obtained by it or him in the course of WAMROX's engagement under this Agreement. All written reports, recommendations, advice, records, documents and other materials with respect to the business or affairs of the Company and its Subsidiaries which may be prepared by or come into the possession of WAMROX or the Executive in the course of the engagement provided for in this Agreement shall be the sole
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and exclusive property of the Company and, at the end of the Engagement Period,
or at the request of the Company during the Engagement Period, WAMROX and the Executive shall promptly deliver all such materials to the Company or to such other person as the Company may direct.


10.    CONFIDENTIAL INFORMATION
       ------------------------

       Except as otherwise specifically agreed between the parties, neither WAMROX nor the Executive shall, at any time during the Engagement Period or thereafter, communicate or disclose to any unauthorized person or use for its or his own account or business any information, data, reports, recommendations, advice, records, documents or other material referred to in paragraph 9 of this Agreement above, or any other information concerning the business or affairs of the Company or any of its Subsidiaries or associated companies. The obligations contained in this paragraph 10 shall not apply in the event and to the extent that the information, data, reports, recommendations, advice, records, documents or other materials referred to in this paragraph 10 become generally known to or available for use by the public, other than by an act or omission of the Executive in violation of the terms of this Agreement.


11.    NON-COMPETITION
       ---------------

       During the Engagement Period and for a period of twelve (12) months thereafter, WAMROX shall not, and WAMROX shall ensure that the Executive shall not, except with the prior consent of the Board of Directors of the Company, be directly or indirectly engaged, concerned or interested in any activities which are competitive with the activities of the Company or any Subsidiary or associated company to which WAMROX provides services during the course of its engagement under this Agreement; provided, however, that WAMROX or the Executive may remain or become a holder for the purpose of investment only of any shares of or other investments in any partnership, company or corporation the business of which is competitive with the business of the Company, its Subsidiaries or associated companies at such time, so long as WAMROX and the Executive do not own, in the aggregate, more than five percent (5%) of the issued shares (or securities convertible into shares) or profit interests of any such partnership, company or corporation.
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12.    ANNOUNCEMENTS
       -------------

       Neither party to this Agreement shall make any public announcement relating to the engagement of WAMROX by, or the performance of services by the Executive for, the Company without the prior consent of the other party to this Agreement, which shall not be unreasonably withheld.


13.    OFFICE FACILITIES
       -----------------

       The Company shall ensure that its principal Subsidiaries make available to the Executive during the Engagement Period full office and secretarial facilities at such places as the Company and the Executive shall agree. To the extent possible, Ms. Ann Atkin, an employee of a Subsidiary of the Company located in Nottingham, England, shall provide primary secretarial services to the Executive during the Engagement Period.


14.    NOTICES
       -------

       All notices, demands, consents or other communications under this Agreement shall be given or made in writing, and shall be delivered personally, sent by certified or registered airmail with postage prepaid or transmitted by telefax or courier service, addressed to the other party at the address set out at the head of this Agreement or at such other address as may be designated by notice from such other party; provided, however, that any communication sent by telefax shall be confirmed by mail as prescribed in this paragraph. Any notice, demand, consent or other communication given or made by mail in the manner prescribed in this paragraph shall be deemed to have been received seven (7) days after the date of mailing.


15.    ADDITIONAL ACTION
       -----------------

       Each party to this Agreement shall execute and deliver such other documents and do such other acts and things as may be necessary or desirable to carry out the terms, provisions and purposes of this Agreement.
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16.    AMENDMENTS
       ----------

       No amendment, interpretation or waiver of any of the provisions of this Agreement shall be effective unless made in writing and signed by the parties to this Agreement.


17.    ASSIGNMENT BY THE COMPANY; SUBSIDIARIES
       ---------------------------------------

       This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and any such successor or assigns shall be deemed substituted for the Company as a party to this Agreement. The term "successor" shall mean any person, firm, corporation or business entity which at any time, whether by purchase, merger, assignment or otherwise, acquires all or substantially all of the assets or business of the Company. The term "Subsidiary" shall mean a corporation (or equivalent legal entity under the law of any country) of which the Company owns directly or indirectly more than fifty percent (50%) of the shares the holders of which are ordinarily and generally, in the absence of contingencies or special arrangements, entitled to vote for the election of directors (or the equivalent governing body of the corporation). The Executive may be required to provide services under this Agreement to any Subsidiary or associated company of the Company, and all such Subsidiaries or associated companies shall be deemed to be included in the term "Company" for the purposes of this Agreement, where the context so requires or permits.


18.    ASSIGNMENT BY WAMROX
       --------------------

       This Agreement shall be binding upon and shall inure to the benefit of WAMROX and its successors and assigns, but the obligation of WAMROX to provide the services of the Executive is personal and neither WAMROX nor any successor or assign shall be authorized to provide the services of an individual in place of the Executive.
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19.    ENFORCEMENT
       -----------

       The failure to enforce or to require the performance at any time of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.


20.    ENTIRE AGREEMENT
       ----------------

       This Agreement constitutes the entire agreement of the parties up to the date hereof with respect to the engagement of WAMROX by the Company and the remuneration therefor. The parties acknowledge and agree that the Executive is, and shall remain, a member of the Board of Directors of the Company during the Engagement Period; his rights and obligations in that office shall not be affected in any way by the terms and conditions of this Agreement.


21.    GOVERNING LAW
       -------------

       This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be governed by and determined in accordance with the laws of the state of Delaware.
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22.    SEVERABILITY
       ------------

       If any severable provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and the Agreement shall be carried out as nearly as possible according to its original terms and intent.

       Executed as of the date first above written by the duly authorized representatives of the parties.

THE DERBY CYCLE CORPORATION                      WAMROX MANAGEMENT LIMITED


By: \s\ Frederic V. Malek                        By: \s\ Alan J. Finden-Crofts
Its: Chairman of the Board of Directors